Exhibit 23.6

November 21, 2018

Puyi Inc. (the “Company”)

No. 15 Zhujiang West Road, Zhujiang New Town, Tianhe,

Guangdong Province

People’s Republic of China

+(86) 020 2838 1666

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on November 21, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Zhang Jianjun
Name: Zhang Jianjun